Exhibit 3.11

= OP R BA RAI H CEGAVSNE Secret24y of State Cirson Street URPtwari I IT), Nevada 11117 )1 ) -% rim Welaslic nwro. rorsos .gov TM in the Cater or Bakinws Number C1113-1544 L.K.C r eld , Pinto Nurtarti IMIL1111}MGC-9. Certificate of Reinstatement Scii•am-y•ECSisrie [Ivorm, Sup:. Of Siendi. ,11V013 (P JR S. I..11; N T TO NHS CRAP-Min 75, 78A, ar3 Minter ai Yugo, a4 , 137, AN : 01...V11.1144 7+4L++- I7E Er HICIrILICHT M OVE SPACE Id kPA CFPFCE LISEMILY Ca rtificate 4:gliginstatenic nt (For Entitle% Governed by NRS Chapter% 78, Eto, 81, 82r 84. 86, 87, and 89) 1_ Nampa of Erttlty. Vonlivo Corporation 2. Entity Number ,c1785-1998 3. Signature: I declare under penalty of perjury that the seinstatament has been autiorizeol by a court of competent jurisdiction or by the chivy elected board of directors of the entity or if the entity has no board of directors. its equivalent of sudn board, I declare, to the best of my knowledge under penally of perjury, that the Information contained herein is correct and acknowledge that pursuant to NRS 239.330, it i a category C felony to Knowingly offer any fare or forged instrument for firing in the Office of the Secretary of State. x C—Ig10712U LE Efignecurvi.01 onicsur or rimer ilidrartveit aignimpre Tti item raigU b eccompJr1.:Eld PV aPPIPPlaft Fl2Ds. Nrado Seem hr, g 6IANr CdrifiGmh, a, He nslarrart Rimclizt .5-14